Exhibit 10.27

CONSENT TO ALTERATIONS AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF AUGUST 16, 2023

BETWEEN

REDSTONE ENTERPRISES LTD.

(“Landlord”)

AND

XENON PHARMACEUTICALS INC.

(“Tenant”)

WHEREAS

A.
By a Lease Agreement dated November 24, 2021 (the “Original Lease”) between the Landlord and the Tenant, the Landlord demised unto the Tenant, for and during a period of Ten (10) years commencing on July 1, 2022 and ending on June 30, 2032 (the “Term”), that certain space in the Building located at 3650 Gilmore Way, Burnaby, British Columbia (the “Premises”), comprising approximately 53,023 square feet of rentable area; more or less, as more particularly described in the Original Lease;
B.
By a Consent to Alterations & Lease Modification Agreement dated May 19, 2022 (the “First Modification”) between the Landlord and the Tenant, the Landlord provided written consent to certain alterations to the Premises and the Building Common Areas, as more particularly described in the First Modification;
C.
By a Consent to Alterations Agreement dated March 27, 2023 (the “Second Modification”) between the Landlord and the Tenant, the Landlord provided written consent to certain alterations to the Premises and Common Areas, as more particularly described in the Second Modification;
D.
The Original Lease and the First and Second Modification, collectively will be referred to herein as the “Lease”;
E.
The Tenant has requested Landlord’s written consent to certain additional alterations to the Premises; and
F.
The Landlord has agreed to provide its consent upon the terms and conditions set out herein (the “Agreement”).

THEREFORE, the parties hereby agree as follows:

1.
For the purposes of this Agreement and unless there is a definition specifically herein contained, any words, terms or phrases that are defined in the Lease shall have the same meaning herein.
2.
Pursuant to Section 8 of the Original Lease, the Landlord hereby consents to the Tenant’s removal of the mailbox located in the main lobby of the Building (the “Tenant’s Alterations”), which shall be completed in accordance with the terms and conditions of the Lease, and this Agreement.
3.
Notwithstanding anything contained in the Lease to the contrary, prior to the end of the Term, earlier termination, or surrender of the Premises in accordance with the Lease, the Tenant shall, at its sole cost and expense (unless the Landlord, by notice requests otherwise or unless the Landlord elects to do so on the Tenant's behalf with all costs, including fifteen percent (15%) administration, payable by the Tenant as Additional Rent), restore the Building’s mailbox to its original condition and location, unless otherwise directed by the Landlord, and restore the select areas affected by the Tenant’s Alterations to the same condition as existed as of the effective date of this Agreement, including the reconstruction necessary to reinstate and reinstall the Landlord’s base Building mailbox as it exists on the date of this Agreement.

For clarity, the costs associated with the above shall not be included in the maximum amount specified in Section 32.0 RESTORATION of the Original Lease.

4.
This Agreement will, from the date of this Agreement, be read and construed together with the Lease, and this Agreement, as amended hereby, shall continue in full force and effect for the remainder of the Term of the Lease in accordance with the terms thereof and hereof.
5.
This Agreement will enure to the benefit of and be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties.
6.
This Agreement may be executed and delivered (including by facsimile or electronic transmission) in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document.
7.
Time is of the essence in this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

REDSTONE ENTERPRISES LTD. (Landlord)

By: /s/ Ali Nanji

Name: Ali Nanji

Title: President

By: /s/ Brodie Cain

Name: Brodie Cain

Title: Director of Leasing

XENON PHARMACEUTICALS INC. (Tenant)

By: /s/ Sherry Aulin

Authorised Signatory for and on behalf of

Xenon Pharmaceuticals Inc.

Name: Sherry Aulin

Title: Chief Financial Officer

By: /s/ Andrea DiFabio

Authorised Signatory for and on behalf of

Xenon Pharmaceuticals Inc.

Name: Andrea DiFabio

Title: Chief Legal Officer